OPPENHEIMER MAIN STREET FUNDS, INC.

                             ARTICLES SUPPLEMENTARY

         Oppenheimer Main Street Funds, Inc., an open-end investment company registered under the Investment Company Act of 1940, as a Maryland corporation having its principle office in the State of Maryland in Baltimore city (hereinafter called the "Corporation"), hereby certifies that:

         FIRST: Pursuant to the authority contained in the Corporation's articles of Incorporation and pursuant to Sections 2-105(c) and 2-208.1 of the Maryland General Corporation Law, the Board of Directors of the Corporation has reduced the number of authorized Class A shares of the Main Street California Tax-Exempt Fund series, par value one cent ($0.01) per share, from 26,250,000 shares, par value $262,500, to 16,250,000 shares, par value $162,500; and the Board of Directors of the Corporation has reduced the number of authorized Class B shares of the Main Street California Tax- Exempt Fund series, par value one cent (0.01) per share, from 26,250,000 shares, par value $262,500, to 16,250,000 shares, par value $162,500; and the Board of Directors has reclassified said 20,000,000 shares of the Class A and Class B shares of Main Street California Tax-Exempt Fund series, as 20,000,000 shares of authorized but unissued shares of Class Y of the Main Street Income & Growth Fund series of the Corporation, par value one cent ($0.01) per share, aggregate par value $200,000.

         These Articles Supplementary do not increase or decrease the number of authorized shares of any other series or class of shares, and both immediately before and after said decrease in the number of the Class A shares and Class B shares of the Main Street California Tax-Exempt Fund series shares, and said increase in Class Y shares of the Main Street Income & Growth Fund series, the total number of shares of stock of all classes that the Corporation has authority to issue, the number of shares of stock of each class, the par value of the shares of each class of stock, and the aggregate par value of all shares of all classes are:

         The total number of shares of all classes of all stock:
         Before:      402,500,000                                            After:    402,500,000

         The number of shares of stock of each class and the respective par values:

                                      Main Street Income & Growth Fund series

         Before:      Class A       200,000,000                              Par Value: $2,000,000
                      Class B       100,000,000                              Par Value: $1,000,000
                      Class C         50,000,000                             Par Value: $   500,000

         After:       Class A       200,000,000                              Par Value: $2,000,000
                      Class B       100,000,000                              Par Value: $1,000,000
                      Class C         50,000,000                             Par Value: $   500,000
                      Class Y         20,000,000                             Par Value: $   200,000
                                   Main Street California Tax-Exempt Fund series






         Before:      Class A         26,250,000                             Par Value: $   262,500
                      Class B        26,250,000                              Par Value: $   262,500

         After:       Class A        16,250,000                              Par Value: $   162,500
                      Class B        16,250,000                              Par Value: $   162,500

         The aggregate par value of all shares of all classes:

         Before:      $4,025,000                                             After:     $4,025,000

         SECOND: Acting pursuant to the authority contained in Article FOUR of the Articles of Incorporation of the Corporation, the Board of Directors has set the following preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of Class Y shares of the Corporation (hereinafter the "Class Y shares") together with those set forth in other provisions of the Articles of Incorporation relating to stock of the Corporation.

         (1) As more fully set forth hereinafter, the liabilities and the expenses of the Class Y shares shall be determined separately from those of the Class A shares, the Class B shares and the Class C shares and from those of any other class of the Corporation's stock and, accordingly, the net asset value, the dividends and distributions payable to holders, and the amounts distributable in the event of liquidation of the Corporation to holders of shares of the Corporation's stock may vary from class to class. The other provisions of the Articles of Incorporation shall be construed in such manner as to reflect the provisions of the immediately prior sentence and of these Articles Supplementary generally. Except for these differences and certain other differences hereinafter set forth, the Class Y shares shall have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of, and rights to require redemption of the Class A shares, Class B shares and the Class C shares, and any other class o the Corporation's stock that represents an interest in the same portfolio of investments as the Class Y shares.

         (2) The Class Y shares shall represent interests kin the same portfolio of investments as the Class A shares, the Class B shares and the Class C shares.

         (3) The dividends and distributions of investment income and capital gains to holders of the Class Y shares shall be in such amounts as may be declared from time to time by the Board of Directors, and such dividends and distributions may vary from the dividends and distributions of investment income and capital gains to holders of the Class A shares, the Class B shares and the Class C shares and any other class of the Corporation's stock to reflect differing allocations of the liabilities and expenses of the Corporation among the classes of shares and any resultant differences among the net asset value per share of the classes of shares, to such extent and for such purposes as the Board of Directors may deem appropriate. The allocation of investment income, capital gains, expenses and liabilities of the Corporation among the Class A shares, the Class B shares, the Class C shares and Class Y shares and any other class of the Corporation's stock that represents an interest in the same portfolio of investments as the Class Y shares shall be determined by the Board of Directors in a manner that is consistent with Rule 18f-3 under the Investment Company Act of 1940 adopted by the Securities and Exchange Commission and any existing or future amendment to such rule or interpretation under the Investment Company Act of 1940 or its successor that modifies or supersedes such rule which shall be binding upon the Corporation.

         (4)      Except as may  otherwise  be required  by law  pursuant to any applicable order, rule or interpretation issued by the Securities and Exchange Commission, or otherwise, the holders of the Class Y shares shall have exclusive voting rights with respect to any matter submitted to a vote of stockholders that affects only holders of the Class Y shares and no voting rights with respect to any matter submitted to a vote of stockholders that does not affect holders of the Class Y shares o the Corporation.

         THIRD: The Class Y shares of the Corporation have been duly classified by the Corporation's Board of Directors pursuant to authority and power contained in the Articles of Incorporation.

         FOURTH: These Articles Supplementary of the Corporation have been duly authorized and approved by the Board of Directors of the Corporation.

         IN WITNESS WHEREOF, Oppenheimer Main Street Fund, Inc. has caused these Articles Supplementary to be executed by its Vice President and witnessed by its Assistant Secretary on this 30th day of August, 1996. The undersigned Vice president of the Corporation acknowledges them to be the act of the Corporation and verifies and states under the penalties of perjury that, to the best of his knowledge, information and belief, the matters and facts set forth herein with respect authorization and approval hereof are true in all material respects.

                                          Oppenheimer Main Street Funds, Inc.


                                           By:   /S/ Andrew J. Donohue
                                           ----------------------------
                                                 Vice President


WITNESS:


/S/ Robert Zack
----------------------
Assistant Secretary